UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2026
BLACKROCK TCP CAPITAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	814-00899	56-2594706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2951 28th Street, Suite 1000 Santa Monica, California	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 566-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TCPC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At 9:00 a.m. (Pacific Time) on May 27, 2026, BlackRock TCP Capital Corp. (“TCPC”) convened its 2026 Annual Meeting of Stockholders via live Internet webcast (the “Meeting”). At the Meeting, TCPC’s shareholders voted on one proposal, which was approved. The proposal is described in detail in TCPC’s definitive proxy statement for the Meeting as filed with the Securities and Exchange Commission (the “SEC”) on April 9, 2026. As of March 30, 2026, the record date, TCPC had 84,229,112 shares of common stock outstanding. Not all shares owned by affiliates are authorized to vote. The final voting results from the Meeting were as follows.

Proposal 1. TCPC’s common stockholders elected six directors to the Board of Directors of TCPC. Each of Eric J. Draut, Karen L. Leets, Andrea L. Petro, Maureen K. Usifer, John R. Baron and Philip Tseng will serve until the 2027 Annual Meeting or until his or her successor is duly elected and qualifies. The six directors were elected pursuant to the voting results set forth below:

Name	For	Withheld	Broker Non-Votes
Eric J. Draut	25,886,268	6,205,893	0
Karen L. Leets	25,986,717	6,105,444	0
Andrea L. Petro	25,675,432	6,416,729	0
Maureen K. Usifer	25,870,997	6,221,164	0
John R. Baron	25,976,550	6,115,611	0
Philip Tseng	25,879,218	6,212,943	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock TCP Capital Corp.

Date: May 27, 2026	By:	/s/ Erik L. Cuellar
	Name:	Erik L. Cuellar
	Title:	Chief Financial Officer and Treasurer